Exhibit 10.1

July 15, 2014

BioFuel Energy Corp.
1600 Broadway, Suite 1740
Denver, CO 80202

Re:           Rights Offering

Ladies and Gentlemen,

This Rights Offering Backstop Agreement (this “Letter Agreement”) is entered into by BioFuel Energy Corp. (“BFE Corp.”) and the entities listed on Exhibit A (each, a “Backstop Party”, and collectively, the “Backstop Parties”).  Reference is made to that certain Transaction Agreement, dated as of June 10, 2014, by and among JBGL Capital, LP, JBGL Exchange (Offshore), LLC, JBGL Willow Crest (Offshore), LLC, JBGL Hawthorne (Offshore), LLC, JBGL Inwood (Offshore), LLC, JBGL Chateau (Offshore), LLC, JBGL Castle Pines (Offshore), LLC, JBGL Mustang (Offshore), LLC, JBGL Kittyhawk (Offshore), LLC, JBGL Lakeside (Offshore), LLC, JBGL Builder Finance (Offshore), LLC, Greenlight Onshore Investments, LLC, Brickman Member Joint Venture, JBGL Exchange, LLC, JBGL Willow Crest, LLC, JBGL Hawthorne, LLC, JBGL Inwood, LLC, JBGL Chateau, LLC, JBGL Castle Pines, LP, JBGL Castle Pines Management, LLC, JBGL Lakeside, LLC, JBGL Mustang, LLC, JBGL Kittyhawk, LLC, JBGL Builder Finance, LLC, and BFE Corp. (the “Transaction Agreement”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Transaction Agreement.

This Letter Agreement sets forth the parties’ respective obligations with respect to an offering, described herein (the “Rights Offering”), of rights to purchase shares of Common Stock, par value $0.01 per share, of BFE Corp. (“Common Stock”). Subject to the terms and conditions of this Letter Agreement, BFE Corp. intends that the Rights Offering shall provide for anticipated gross proceeds of at least $70,000,000 (taking into account the proceeds of any contemporaneous private placement of securities to equityholders of BioFuel Energy, LLC (the “LLC”), if any) to assist with the financing of the acquisition contemplated by the Transaction Agreement (the “JBGL Acquisition”).

In consideration of the premises and respective covenants and agreements set forth in this Letter Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.  Registration Statement.

a)  BFE Corp. hereby agrees to use its reasonable best efforts to commence and complete the Rights Offering as soon as reasonably practicable, subject to the terms and conditions set forth herein and in the Transaction Agreement. Specifically, BFE Corp. hereby agrees, subject to the terms and conditions set forth herein and in the Transaction Agreement, to use its reasonable best efforts to file a Registration Statement on Form S-1 for the Rights Offering with the SEC and cause such Registration Statement to be declared effective by the SEC as soon as reasonably practicable. No filing of, or amendment or supplement to, the Registration Statement will be made by BFE Corp. without providing the Backstop Parties a reasonable opportunity to review and comment thereon, and BFE Corp. shall consider for inclusion in any such document comments reasonably proposed by the Backstop Parties.

b)  Each Backstop Party shall cooperate with BFE Corp. in connection with the preparation and filing of the Registration Statement, including promptly furnishing to BFE Corp., following written request therefor, any and all information concerning such Backstop Party or its Affiliates as may be required to be set forth in the Registration Statement under applicable Law.

2.      Terms of Rights Offering. In connection with the Rights Offering, BFE Corp. shall distribute at no charge to each of the holders of Common Stock on the record date for the Rights Offering (collectively, the “Eligible Common Stockholders”) rights (the “Rights”) to purchase shares of Common Stock, at a per share purchase price equal to 80% of the average closing price per share of the Common Stock for the ten trading days immediately following the date of the initial filing of the Registration Statement; provided, that in no event will the per share purchase price be greater than $5.00 per share of Common Stock or less than $1.50 per share of Common Stock (the “Rights Price”). All Eligible Common Stockholders shall be eligible to participate in the Rights Offering pro rata based on each Eligible Common Stockholder’s ownership of Common Stock as of the record date for the Rights Offering. In addition, each Eligible Common Stockholder (other than Greenlight (as defined herein)) that exercises all of its Rights may oversubscribe for up to its pro rata share of unsubscribed Rights; provided that no Eligible Common Stockholder may acquire ownership of more than 4.99% of the outstanding Common Stock (after giving effect to the consummation of the Rights Offering, the JBGL Acquisition and the transactions related thereto, and including any shares of Common Stock owned outside of the Rights Offering by the applicable Eligible Common Stockholder) by virtue of such oversubscription. For purposes of this Letter Agreement, “pro rata” shall mean (x) the aggregate number of shares of Common Stock held by each Eligible Common Stockholder divided by (y) the aggregate number of shares of Common Stock outstanding, in each case, as of the record date for the Rights Offering.

Each Right shall entitle the holder thereof to acquire, at a per share purchase price equal to the Rights Price, a number of shares of Common Stock equal to (a) $70,000,000 divided by (b) the Rights Price divided by (c) the number of shares of Common Stock outstanding on the record date for the Rights Offering. The number of shares of Common Stock to be issued upon the exercise of all Rights distributed in the Rights Offering shall equal $70,000,000 divided by the Rights Price (subject to adjustment for rounding). In the event that there are equityholders of the LLC (other than BFE Corp.) as of the record date for the Rights Offering, simultaneously with the consummation of the Rights Offering, BFE Corp. shall sell to such equityholders, and such equityholders shall purchase from BFE Corp. (the “Private Offering”), a number of shares of Common Stock equal to the aggregate number of shares of Common Stock that such equityholders would have otherwise been entitled to purchase in the Rights Offering if they had exchanged their units of the LLC for shares of Common Stock prior to the record date of the Rights Offering, with the per share purchase price for such shares of Common Stock being equal to the Rights Price. In the event of the foregoing, the size of the Rights Offering and the number of shares of Common Stock to be issued upon exercise of the Rights shall be equitably adjusted to reflect such arrangement.

3.      Use of Offering Proceeds. The proceeds of the Rights Offering shall be used to finance a portion of the JBGL Acquisition in accordance with the terms of the Transaction Agreement and to pay related fees and expenses. Any remaining proceeds may be used for general corporate purposes.

4.      Basic Commitment. If a Backstop Party owns shares of Common Stock on the date of this Letter Agreement, then, subject to the terms and conditions set forth herein, each such Backstop Party hereby agrees (on behalf of itself and its Affiliates) to participate in the Rights Offering for its full pro rata share of Common Stock (such Backstop Party’s “Basic Commitment”).

5.      Backstop Commitment.

a)  Subject to the terms and conditions set forth herein, including Section 10 hereof, in order to provide assurance that the Rights Offering will be fully subscribed, the Backstop Parties hereby commit to purchase an aggregate of 25% of the Unsubscribed Shares (to be allocated among the Backstop Parties as indicated by the Backstop Parties to BFE Corp. in writing prior to Closing), at a price per share equal to the Rights Price (such Backstop Party’s “Backstop Commitment”).  The “Unsubscribed Shares” means a number of shares of Common Stock equal to the excess, if any, of (i) the aggregate number of shares of Common Stock that may be purchased pursuant to all of the Rights issued by BFE Corp. in connection with the Rights Offering (as adjusted, if necessary, to reflect the Private Offering), over (ii) the aggregate number of shares of Common Stock that are purchased by (x) Eligible Common Stockholders in the Rights Offering other than Greenlight and Third Point (each as defined below), (y) certain funds and accounts managed by Greenlight Capital, Inc. and its affiliates (collectively, “Greenlight”), pursuant to an agreement with BFE Corp., and (z) certain funds and accounts managed by Third Point, LLC (collectively, “Third Point”) pursuant to an agreement with BFE Corp.

b)      Notwithstanding any provision of this Letter Agreement to the contrary, until this Letter Agreement is terminated pursuant to Section 16 below, in no event shall BFE Corp. (i) eliminate, waive or reduce the commitment of Greenlight, Third Point or any other backstop party (collectively, the “Other Backstop Parties”) to purchase shares of Common Stock in the Rights Offering pursuant to their respective agreements with BFE Corp. (collectively, the “Other Backstop Agreements”) without the express prior consent of the Backstop Parties, or (ii) materially amend the terms or provisions of the agreements with Greenlight, Third Point or any of the Other Backstop Parties, in each case, without the express prior consent of the Backstop Parties.

c)      In addition, BFE Corp. hereby agrees that (i) each of Greenlight, Third Point, the Other Backstop Parties and the Backstop Parties will pay the Rights Price per share for all shares of Common Stock issued to Greenlight, Third Point, the Other Backstop Parties and the Backstop Parties in connection with the Rights Offering and the backstop commitments (it being understood that Greenlight will be receiving other shares of Common Stock at different prices in connection with the other Transactions), (ii) the issuance of the shares of Common Stock to Greenlight, Third Point, the Other Backstop Parties and the Backstop Parties in connection with the Rights Offering and the backstop commitments will occur simultaneously, (iii) no backstop or other fees are being paid to Greenlight, Third Point or any Other Backstop Party in connection with the Rights Offering, and (iv) in the event that any of Greenlight, Third Point or any Other Backstop Party terminates their agreement with BFE Corp., BFE Corp. will provide prompt notice of any such termination to the Backstop Parties.

d)      BFE Corp. hereby represents to the Backstop Parties that (i) pursuant to an agreement with Greenlight, subject to the terms and conditions set forth therein, Greenlight is obligated to purchase approximately 35.4% of the Common Stock issued in the Rights Offering and the Private Offering, (ii) pursuant to the agreement with Third Point, subject to the terms and conditions set forth therein, Third Point is obligated to purchase shares of Common Stock in the Rights Offering such that after the Rights Offering, the JBGL Acquisition and the transactions related thereto, Third Point will own an aggregate of approximately 16.7% (or a lesser amount if all of the Rights are otherwise subscribed for by the Eligible Common Stockholders) of the outstanding Common Stock, and (iii) pursuant to the Other Backstop Agreements, the Other Backstop Parties are obligated to purchase an aggregate of 75% of the Unsubscribed Shares.

6.      Conditions.

a)      Each Backstop Party’s obligation to purchase securities pursuant to its Basic Commitment and/or its Backstop Commitment, as applicable, is subject to the following conditions: (i) BFE Corp. shall be in compliance with its obligations under this Letter Agreement and the Transaction Agreement in all material respects; (ii) the representations and warranties of BFE Corp. set forth in this Letter Agreement shall be true and correct as of the date of this Letter Agreement and the consummation of the Rights Offering; (iii) the receipt by each Backstop Party of a legal opinion from Cravath, Swaine & Moore LLP with regard to the matters set forth in Exhibit D; and (iv) the JBGL Acquisition shall be consummated substantially simultaneously with the issuance to the Backstop Parties of Common Stock pursuant to the Basic Commitments and/or the Backstop Commitments, as applicable, in accordance, in all material respects, with the terms of the Transaction Agreement, without giving effect to any modifications, amendments, consents or waivers thereto that are material and adverse to a Backstop Party without the prior consent of such Backstop Party.

b)      BFE Corp.’s obligations hereunder are subject to the representations and warranties of the Backstop Parties hereunder being true and correct in all material respects.

7.      Representations and Warranties of BFE Corp. BFE Corp. represents and warrants to each Backstop Party, as of the date of this Letter Agreement and as of the closing of the Rights Offering, as follows:

a)      Organization. BFE Corp. is duly organized, validly existing and in good standing under the Laws of the State of Delaware.

b)      Power and Authority; Enforceability. BFE Corp. has all necessary corporate power and authority to execute and deliver this Letter Agreement and each other agreement, document or writing executed or delivered in connection with the Letter Agreement and each amendment or supplement to any of the foregoing (including this Letter Agreement, the “Transaction Documents”) to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions to which it is a party (collectively, the “Transactions”). The execution and delivery of and performance by BFE Corp. under this Letter Agreement, and the consummation by BFE Corp. of the Transactions to which it is a party, have been duly authorized and approved by all necessary corporate action by BFE Corp. (including by the Board of Directors of BFE Corp.). The Transaction Documents to which it is a party have been duly executed and delivered by BFE Corp. and, assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitute legal, valid and binding obligations of BFE Corp., enforceable against BFE Corp. in accordance with their terms, subject to the Bankruptcy and Equity Exception.

c)      No Violation; Necessary Approvals. Other than as set forth on Schedule 7(c), the execution and delivery by BFE Corp. of this Letter Agreement and the other Transaction Documents to which BFE Corp. is a party, the performance by BFE Corp. of its obligations hereunder and thereunder and the consummation of the Transactions by BFE Corp. will not (i) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any (A) Law or Governmental Authority, (B) order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator (an “Order”), (C) Contract or Permit to which, in the case of (A), (B) or (C), BFE Corp. is a party or by which it is bound or any of its assets are subject, or (D) any provision of the organizational documents of BFE Corp. as in effect as of the date of this Letter Agreement; except, in the case of clauses (A), (B) and (C), where any failures, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect; (ii) result in the imposition of any material Encumbrance upon any assets owned by BFE Corp.; (iii) subject to the effectiveness of the Amended Charter, require any consent or amendment under any Contract or organizational document to which BFE Corp. is a party or by which it is bound or any of its assets are subject; (iv) require any Permit under any Law or Order other than (A) required filings with the SEC, (B) filings required under, and compliance with other applicable requirements of, the HSR Act and any other required approval of the consummation of the Transactions by any Governmental Authority pursuant to any other antitrust Laws and (C) notifications or other filings with state or federal regulatory agencies after the date of this Letter Agreement that are necessary or convenient and do not require approval of the agency as a condition to the validity of the Transactions; or (v) trigger any rights of first refusal, preferential purchase or similar rights with respect to any securities of BFE Corp.

d)      Capitalization. Prior to the effectiveness of the Amended Charter, BFE Corp.’s authorized equity interests consist of 18,750,000 shares, consisting of (a) 10,000,000 shares of Common Stock, (b) 3,750,000 shares of Class B Common Stock and (c) 5,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock” and, together with the Common Stock and the Class B Common Stock, the “Capital Stock”). With respect to Common Stock, as of the date of this Letter Agreement, 5,456,625 shares are issued and outstanding and 40,481 shares are held in treasury. With respect to Class B Common Stock, as of the date of this Letter Agreement, 780,958 shares are issued and outstanding and 0 shares are held in treasury.  With respect to Preferred Stock, as of the date of this Letter Agreement, 0 shares are issued and outstanding and 0 shares are held in treasury. All of the issued and outstanding shares of Capital Stock: (a) have been duly authorized and are validly issued, fully paid, and nonassessable, (b) were issued in compliance with all applicable state and federal securities Laws and (c) were not issued in breach of any commitments. Except as disclosed in BFE Corp.’s filings with the SEC, BFE Corp. has no outstanding options, warrants, exchangeable or convertible securities, subscription rights, exchange rights, statutory pre-emptive rights, preemptive rights granted under BFE Corp.’s organizational documents, stock appreciation rights, phantom stock, profit participation or similar rights, or any other right or instrument pursuant to which any person may be entitled to purchase any security of BFE Corp., and has no obligation to issue any rights or instruments. Except as disclosed in BFE Corp.’s filings with the SEC, there are no Contracts with respect to the voting or transfer of any of the Capital Stock. BFE Corp. is not obligated to redeem or otherwise acquire any of its outstanding Capital Stock.

8.      Representations and Warranties of the Backstop Parties.  Each Backstop Party, severally and not jointly and severally, represents and warrants to BFE Corp. as follows:

a)      Power and Authority. Such Backstop Party represents and warrants to BFE Corp. that (i) it has the relevant entity power and authority necessary to execute and deliver each Transaction Document to which it is a party, and to perform and consummate the purchases of shares of Common Stock contemplated hereby; and (ii) it has taken all action necessary to authorize the execution and delivery by it of each Transaction Document to which it is a party, the performance of its obligations thereunder, and the consummation by it of the purchases of shares of Common Stock contemplated hereby.  This Letter Agreement has been duly authorized, executed and delivered by it, and is enforceable against it in accordance with its terms, except as such enforceability may be subject to the Bankruptcy and Equity Exception.

b)      Registration Statement. The information provided by such Backstop Party for inclusion in the Registration Statement and each amendment or supplement thereto, at the time of dissemination thereof, the time of any amendment or supplement thereto and the time it becomes effective, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

c)      No Violation; Necessary Approvals. The execution and the delivery by such Backstop Party of this Letter Agreement, the performance by such Backstop Party of its obligations hereunder and consummation by such Backstop Party of the purchases of Common Stock contemplated hereby will not, with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any (A) Law or Governmental Authority, (B) Order, (C) Contract or Permit to which, in the case of (A), (B) or (C), such Backstop Party is a party or by which it is bound or any of its assets are subject, or (D) any provision of the organizational documents of such Backstop Party as in effect as of the date of this Letter Agreement; except, in the case of clauses (A), (B) and (C), where any failures, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of such Backstop Party to fulfill its obligations under this Letter Agreement.

d)      No Registration.  Such Backstop Party understands that the Common Stock purchased by it pursuant to this Letter Agreement will not be registered under the Securities Act by reason of an exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Backstop Party’s representations herein or otherwise made pursuant hereto. Such Backstop Party understands that BFE Corp. is relying upon the truth of its representations in connection with the issuance and sale of the shares of Common Stock to be purchased by such Backstop Party pursuant to this Letter Agreement.

e)      Investment Intent. Such Backstop Party is acquiring the Common Stock purchased by it pursuant to this Letter Agreement for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and such Backstop Party has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities Laws.

f)      Sophistication. Such Backstop Party has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Common Stock being acquired hereunder. Such Backstop Party is an accredited investor within the meaning of Rule 501(a) under the Securities Act. Such Backstop Party has conducted its own investigation, analysis and appraisal with respect to BFE Corp., the purchase of shares of Common Stock hereunder and the Transactions as it has deemed necessary, has access to all information that it believes necessary, sufficient or appropriate to evaluate BFE Corp., the purchase of shares of Common Stock hereunder and the Transactions and has had the opportunity to discuss such information with its advisors. Such Backstop Party understands and is able to bear any economic risks associated with its investment in the Common Stock to be acquired pursuant hereto (including, without limitation, the necessity of holding such shares of Common Stock for an indefinite period of time) and has made its own investment decision regarding BFE Corp., the purchase of shares of Common Stock hereunder and the Transactions based on its own knowledge and investigation.

g)      Sufficiency of Funds. Such Backstop Party has and will have available funds sufficient to pay the aggregate purchase price for all Common Stock to be purchased by such Backstop Party hereunder.

h)      No Representations; Information. None of BFE Corp., the Sellers, the Companies or their respective Affiliates has made any representation or warranty, express or implied, regarding any aspect of the Transactions except as set forth herein and in the Transaction Agreement, as applicable, and such Backstop Party is not relying on any such representation or warranty not contained herein or therein (it being understood and agreed that such Backstop Party is entitled to rely on the representations and warranties of BFE Corp, the Sellers and the Companies contained in the Transaction Agreement). Such Backstop Party acknowledges that each of BFE Corp., the Sellers, the Companies and/or their respective Affiliates may possess or have access to information concerning any of them or the Transactions that has not been communicated to such Backstop Party and such Backstop Party hereby waives any and all claims it may have or may hereafter acquire against each of BFE Corp., the Sellers, the Companies and their respective Affiliates relating to any failure to disclose information in connection with the Transactions.

i)      Ownership of Common Stock. All of the Common Stock owned by such Backstop Party and its Affiliates as of the date hereof is set forth on Exhibit B hereto. Such Backstop Party (on behalf of itself and its Affiliates) hereby agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, or, other than in connection with its obligations pursuant to its Basic Commitment and/or its Backstop Commitment, as applicable, purchase or otherwise acquire, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock prior to the Closing or termination of the Transaction Agreement in accordance with its terms.

9.      Expenses; Indemnification.

a)      General. Whether or not the transactions contemplated hereby are consummated, BFE Corp. agrees to: (x) reimburse the reasonable and documented legal fees and expenses of the Backstop Parties incurred in connection with the preparation and negotiation of this Letter Agreement, and the proposed documentation and the transactions contemplated hereby, up to $10,000, in the aggregate; and (y) indemnify and hold harmless each Backstop Party and its equityholders, members and general and limited partners and the respective officers, directors, employees, affiliates, advisors, agents, attorneys, accountants and consultants of each such entity and to hold each Backstop Party and such other persons and entities (each, an “Indemnified Person”) harmless from and against any and all losses, claims, damages, liabilities and expenses, joint or several, which any such person or entity may incur, have asserted against it or be involved in as a result of or arising out of or in any way related to this Letter Agreement, the matters referred to herein, the proposed Backstop Commitment contemplated hereby, the use of proceeds thereunder or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse each such Indemnified Person within five business days of demand for any legal or other expenses incurred in connection with any of the foregoing; provided, however, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they have resulted from the bad faith, willful misconduct or gross negligence of such Indemnified Person. Notwithstanding any other provision of this Letter Agreement, neither BFE Corp. nor any Indemnified Person will be liable for any special, indirect, consequential or punitive damages in connection with its respective activities related to the Backstop Commitment. The terms set forth in this paragraph shall survive termination of this Letter Agreement.

b)      Tax Withholdings and Indemnity. BFE Corp. agrees not to withhold any taxes on any payments made to a Backstop Party under this Letter Agreement; provided that to the extent BFE Corp. is required (by Law or pursuant to the conclusion of any legal proceeding or the reasonable interpretation or administration thereof) to withhold, remit or pay over any taxes on any payments made to a Backstop Party under this Letter Agreement, BFE Corp. agrees to indemnify such Backstop Party and make them whole with respect to any and all such taxes actually withheld including any and all associated interest and penalties.

10.    Maximum Commitment. Notwithstanding anything to the contrary in this Letter Agreement, unless the Backstop Parties already own an aggregate of more than 4.99% of the outstanding Common Stock on the date of this Letter Agreement, the Backstop Parties may not acquire more than an aggregate of 4.99% of the outstanding Common Stock (after giving effect to the consummation of the Rights Offering, the JBGL Acquisition and the transactions related thereto, and including any shares of Common Stock owned outside of the Rights Offering by the applicable Eligible Common Stockholder) as a result of their Basic Commitment and/or Backstop Commitment, as applicable, and to the extent that the purchase of shares of Common Stock by the Backstop Parties pursuant to this Letter Agreement would result in the Backstop Parties acquiring an aggregate of more than 4.99% of the outstanding Common Stock upon the consummation of the Rights Offering and the JBGL Acquisition, the Basic Commitment and/or Backstop Commitment, as applicable, for the Backstop Parties will be reduced accordingly.

11.    No Recourse. Notwithstanding anything that may be expressed or implied in this Letter Agreement, or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Letter Agreement, BFE Corp. covenants, agrees and acknowledges that no personal liability shall attach to the former, current or future equityholders, controlling persons, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees of any Backstop Party or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, affiliate, agent or assignee of any of the foregoing, whether by enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise.

12.    Assignment; Third Party Beneficiaries. This Letter Agreement (a) is not assignable by BFE Corp., on the one hand, or the Backstop Parties, on the other hand, without the prior consent of the other party or parties, as applicable (and any purported assignment without such consent shall be null and void) and (b) is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights of, any person other than the parties hereto.

13.    Governing Law; Jurisdiction.

a)      This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

b)      Each of the parties hereto hereby agrees that: (i) all actions and proceedings arising out of or relating to this Letter Agreement shall be heard and determined exclusively in the courts of the State of New York or any court of the United States located within the City of New York in the State of New York; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iii) a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

c)      Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 13 in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to the following addresses:

If to BFE Corp., to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention: Craig F. Arcella
Fax: (212) 474-3700
E-mail: carcella@cravath.com

with a copy (which shall not constitute notice) to:

BioFuel Energy Corp.
1600 Broadway, Suite 1740
Denver, CO 80202
Attention: Mark Zoeller
Fax: (303) 592-8117
E-mail: mzoeller@bfenergy.com

If to the Backstop Parties, to:

JMB Capital Partners Master Fund, L.P.
c/o Smithwood Advisers, L.P.
1999 Avenue of the Stars, Suite 2040
Los Angeles, CA 90067
Fax: (310) 286-6662
E-mail: compliance@jmbcapital.com

However, the foregoing shall not limit the right of a party to effect service of process on any other party by any other legally available method.

14.    Waiver of Jury Trial. Each party acknowledges and agrees that any controversy that may arise under this Letter Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or relating to this Letter Agreement, or any of the Transactions. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily and (iv) each party has been induced to enter into this Letter Agreement by, among other things, the mutual waivers and certifications expressed above.

15.    Amendment; Waiver; Counterparts. This Letter Agreement may not be amended, modified or waived except in a writing signed by each of the Backstop Parties and BFE Corp., and with the prior written consent thereto by the Sellers. This Letter Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of this Letter Agreement by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Letter Agreement.

16.    Termination. The obligations of each of the Backstop Parties under this Letter Agreement shall terminate immediately, at such Backstop Party’s election, at any time prior to the consummation of the Rights Offering upon the occurrence of any of the following: (i) if in the reasonable judgment of the Backstop Party, the conditions in Section 6 become incapable of being satisfied prior to the End Date; (ii) a Material Adverse Effect, Buyer Material Adverse Effect or a Seller Material Adverse Effect has occurred; (iii) BFE Corp.’s adoption of any plan of reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; (iv) the Common Stock shall no longer be listed on NASDAQ; or (v) the Transaction Agreement shall have been terminated. Further, the Backstop Parties, on the one hand, or BFE Corp., on the other hand, may terminate this Letter Agreement at any time upon five business days’ prior written notice upon the occurrence of any of the following events: (x) the material breach of any of the representations, warranties or covenants set forth in this Letter Agreement of BFE Corp. or the Backstop Parties, as applicable, that remains uncured for a period of five business days after the receipt by the non-terminating party of notice of such breach or (y) the issuance by any Governmental Authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of a material portion of the Rights Offering or any related transactions. The Letter Agreement, and the obligations of the parties hereunder, may be terminated by mutual agreement between the parties.

17.    Entire Agreement. This Letter Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and replaces and supersedes all prior agreements and understandings, both written on oral, between the parties hereto with respect to the subject matter hereof and shall become effective and binding upon the mutual exchange of fully executed counterparts.

18.    Registration Rights Agreement. Prior to the consummation of the Rights Offering, BFE Corp. and the Backstop Parties will enter into a registration rights agreement in customary form, including the terms set forth on Exhibit C hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign this letter in the space indicated below and return it to us.

[Signature Pages Follow]

Very truly yours,

JMB CAPITAL PARTNERS MASTER FUND, L.P.

By:	/s/ Karen Tallman
Name: Karen Tallman
Title: Authorized Signatory

[Signature Page to Rights Offering Backstop Agreement]

The foregoing is hereby accepted and agreed
to in all respects by the undersigned:

BIOFUEL ENERGY CORP.

/s/ Scott H. Pearce
Name: Scott H. Pearce
Title: President and Chief Executive Officer

[Signature Page to Rights Offering Backstop Agreement]

EXHIBIT A

Backstop Parties

Backstop Party
JMB Capital Partners Master Fund, L.P.

EXHIBIT B

COMMON STOCK OWNERSHIP

Number of Shares of Common Stock
-0-

EXHIBIT C

Registration Rights Agreement Term Sheet for a Backstop Party

Parties:
BioFuel Energy Corp. (“BIOF”) and the Backstop Parties (as defined in that certain Rights Offering Backstop Agreement to which this term sheet is attached as Exhibit C (the “Backstop Agreement”)) shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) in connection with the transactions contemplated by the Backstop Agreement. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Backstop Agreement.

Registrable Common Stock:
“Registrable Common Stock” shall mean any share of BIOF common stock, par value $0.01 per share (the “Common Stock”) beneficially owned by the Backstop Parties or their Affiliates from time to time (collectively, the “Holders”); provided that any share of Common Stock that is considered to be Registrable Common Stock shall cease to be Registrable Common Stock (a) upon the sale thereof pursuant to an effective registration statement, (b) upon the sale thereof pursuant to Rule 144 (or successor rule under the Securities Act), (c) when such security ceases to be outstanding or (d) when all such securities held by a Holder become eligible for immediate sale under Rule 144 (or successor rule under the Securities Act) without any time or volume limitations under such rule.

Piggyback Rights:
Availability:   The Holders shall have unlimited piggyback rights, provided that they shall have no piggyback rights for a rights offering or for Form S-8 or S-4 registrations (and successor forms).

Notice:    BIOF shall give notice of an intended registered offering to the Holders as soon as reasonably practicable, but no less than 15 days prior to the anticipated filing date.

Cutbacks: Cutbacks will be permitted in an underwritten offering if the underwriter determines in good faith that selling the number of shares requested to be included in the offering would materially and adversely affect BIOF’s ability to sell the shares at the desired offering price. If the offering is for BIOF’s account, then priority will be given to the shares being sold by BIOF, then to the Holders and other similarly-situated backstop parties (pro rata based on the number of shares that each elects to include in the registration), then to other BIOF stockholders. If the offering is initiated for the account of BIOF stockholders other than Holders or other similarly-situated backstop parties, priority shall be to those stockholders, then to the Holders and other similarly-situated backstop parties (pro rata based on the number of shares that each elects to include in the registration), then to the shares being sold by BIOF.

Underwriting Terms: BIOF shall require the underwriter to include Registrable Common Stock in the offering on the same terms and conditions as the BIOF shares.

Withdrawal: The Holders may withdraw from a piggyback registration at any time.

Expenses:

All expenses of the registered offerings pursuant to exercise by the Holders of their registration rights shall be paid by BIOF (other than underwriting discounts and commissions with respect to underwritten offerings). In connection with each piggyback registration, BIOF shall reimburse the Holders for the reasonable fees and disbursements of one counsel on behalf of all Holders and all similarly-situated backstop parties.

Termination of Registration Rights:

BIOF’s obligations to register Common Stock with respect to a particular Holder shall terminate when such Holder is able to sell all of its Registrable Common Stock without limitation under Rule 144 of the Securities Act of 1933.

Indemnification:	Customary indemnification provisions to be set forth in the Registration Rights Agreement.
Governing Law:	New York.

EXHIBIT D

MATTERS TO BE ADDRESSED IN OPINION OF CRAVATH, SWAINE & MOORE LLP

1. Based solely on a certificate from the Secretary of State of the State of Delaware, the Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. The Shares have been duly and validly authorized and, upon the issuance thereof, the Shares will be validly issued, fully paid and nonassessable.

3. No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York State or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority is required to be made or obtained by the Company for the acquisition of the Shares by the Backstop Parties in connection with the Backstop Commitment (as defined in the Letter Agreement), other than those that may be required under the blue sky laws of any jurisdiction.

Schedule 7(c)

None